                                                                     EXHIBIT 4.2

                               JAKKS PACIFIC, INC.

                        CONVERTIBLE SENIOR NOTE DUE 2023

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, SUBJECT TO A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY BEING COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE COMPANY AGREES, AND BY ACCEPTANCE OF BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH BENEFICIAL HOLDER OF SUCH SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES OF THIS SERIES AS INDEBTEDNESS THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT PAYMENT REGULATIONS") AND, FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OR REPURCHASE OF SUCH SECURITIES AS A CONTINGENT PAYMENT AND (2) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES OF THIS SERIES. A HOLDER OF SECURITIES OF THIS SERIES MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR SUCH SECURITIES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: JAKKS PACIFIC, INC., 22619 PACIFIC COAST HIGHWAY, MALIBU, CALIFORNIA, 90265-5080, ATTENTION: CHIEF FINANCIAL OFFICER.

                               JAKKS PACIFIC, INC.

                        CONVERTIBLE SENIOR NOTE DUE 2023

Cusip No.:47012EAA4                   No: 1                          $98,000,000

         JAKKS PACIFIC, INC., a corporation duly existing and qualified under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, on June 15, 2023, the Accreted Principal Amount of this Security on such date, plus accrued and unpaid interest (including Contingent Interest and Additional Amounts), if any. For the sake of clarity, the Accreted Principal Amount of this Security on June 15, 2023 will be $1,811.95 for every $1,000 of Principal Amount at Issuance of this Security, which, assuming that the aggregate Principal Amount at Issuance of this Security is $98,000,000, is $177,571,100. The Principal Amount at Issuance of this Security is $98,000,000.

         In addition, for value received, the Company hereby promises to pay to Cede & Co., or registered assigns, (i) from June 9, 2003, or from the most recent Interest Payment Date to which interest has been paid or provided for, to, but not including June 15, 2010, cash interest at an annual rate of 4.625% of the Principal Amount at Issuance and (ii) from and after June 15, 2010, no cash interest shall be paid. Cash interest on this Security is payable semi-annually in arrears on June 15 and December 15 in each year, with the first Interest Payment Date being December 15, 2003, and will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each payment of cash interest on this Security will include interest accrued through the day before the applicable Interest Payment Date (or Optional Repurchase Date, Fundamental Change Repurchase Date, Redemption Date or, in certain circumstances, Conversion Date, as the case may be).

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the May 15 or November 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such Defaulted Interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Subject to the conditions of the Indenture and the accrual and record date provisions specified below, the Company shall pay contingent interest ("Contingent Interest") to the Holders during any six-month period from June 15 to December 14 and from December 15 to June 14, commencing with the six-month period beginning June 15, 2010, if the average Security Price for the Five-Trading-Day Measurement Period with respect to such six month period equals 120% or more of the Accreted Principal Amount of such Securities to, but excluding, the day immediately preceding the first day of the relevant six month period. Contingent Interest will be paid only in cash.

         Contingent Interest, if any, will accrue from June 15 or December 15, as applicable, and will be payable on the next succeeding Interest Payment Date. Contingent Interest will be paid to the Person in whose name a Security is registered on the next preceding Regular Record Date on which Contingent Interest is payable.

         The amount of Contingent Interest payable per Security in respect of any six-month period will equal 0.375% per annum of the average Security Price for the Five-Trading-Day Measurement Period.

         The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of June 9, 2003, between the Company and the Initial Purchaser, including the provisions contained therein regarding the payment of Additional Amounts (as defined therein). Any Additional Amounts due pursuant to the Registration Rights Agreement will be payable in cash on the Interest Payment Dates related to the Securities. The Additional Amounts will be determined by multiplying the applicable Additional Amounts rate by the Accreted Principal Amount of the Securities, multiplied by a fraction the numerator of which is the number of days such Additional Amounts rate was applicable during the period, and the denominator of which is 360.

         Payment of the Accreted Principal Amount and interest (including Contingent Interest and Additional Amounts) on this Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. If any of the Securities are held by the Depositary, payments of interest (including Contingent Interest and Additional Amounts) to the Depositary may be made by wire transfer to the Depositary.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         All references in this Security or in the Indenture to "interest" or "accrued and unpaid interest" shall be deemed to include, to the extent applicable, a reference to Additional Amounts and Contingent Interest.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated: June 9, 2003               JAKKS PACIFIC, INC.

                                  By:_____________________________
                                     Chairman and Chief Executive Officer
Attest:

By:_______________________
   Assistant Secretary

                [TRUSTEE'S CERTIFICATE OF AUTHORIZATION FOLLOWS]

                    TRUSTEE'S CERTIFICATE OF AUTHENTIFICATION

         This is one of the Securities referred to in the within-mentioned Indenture.

                                  WELLS FARGO BANK,
                                  NATIONAL ASSOCIATION, As Trustee

                                  By:___________________________________________
                                     Frank McDonald
Dated:  June 9, 2003

                               JAKKS PACIFIC, INC.

                        CONVERTIBLE SENIOR NOTE DUE 2023

1. Indenture.

         This Security is one of a duly authorized issue of Securities of the Company designated as its Convertible Senior Notes due 2023 (herein called the "Securities"), limited in Principal Amount at Issuance to $98,000,000 which may be issued under an indenture (herein called the "Indenture"), dated as of June 9, 2003, between the Company and Wells Fargo Bank, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Indenture does not limit other Indebtedness of the Company or its Subsidiaries, secured or unsecured.

2. Ranking.

         This Security constitutes a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness the Company has incurred or may incur, ranking senior in right of payment to any future Indebtedness that is expressly made subordinate to the Securities and ranking subordinate to secured Indebtedness the Company has incurred.

3. Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are subject to redemption for cash in whole or from time to time in part on or after June 15, 2010, at the option of the Company, on not less than 30 nor more than 60 days' prior notice by first-class mail at a redemption price equal to the Accreted Principal Amount of the Security so redeemed plus accrued and unpaid interest (including Contingent Interest and Additional Amounts), if any, to but excluding the Redemption Date.

         The Redemption Prices on June 15, 2010 and on each subsequent December 15 and June 15 thereafter prior to June 15, 2023 and on June 15, 2023 are set forth in the table below. In addition to the Redemption Prices set forth on such table, the Redemption Price on any Redemption Date that falls between the dates listed would be the Accreted Principal Amount as of such Redemption Date plus accrued and unpaid interest (including Contingent Interest and Additional Amounts) to but excluding the Redemption Date (subject to the right of Holders of record on relevant Interest Payment Dates to receive interest due on an Interest Payment Date) that has accrued on a Security since the immediately preceding date on which interest was paid.

                                                                       (3)
                               (1)                 (2)               Accreted
                         Principal Amount    Accrued Principal    Principal Amount
 Redemption Date           at Issuance          Accretion             (1)+(2)
June 15, 2010               $1,000.00             $  0.00            $1,000.00
December 15, 2010           $1,000.00             $ 23.13            $1,023.13
June 15, 2011               $1,000.00             $ 46.78            $1,046.78
December 15, 2011           $1,000.00             $ 70.99            $1,070.99
June 15, 2012               $1,000.00             $ 95.76            $1,095.76
December 15, 2012           $1,000.00             $121.10            $1,121.10
June 15, 2013               $1,000.00             $147.02            $1,147.02
December 15, 2013           $1,000.00             $173.55            $1,173.55
June 15, 2014               $1,000.00             $200.69            $1,200.69
December 15, 2014           $1,000.00             $228.45            $1,228.45
June 15, 2015               $1,000.00             $256.86            $1,256.86
December 15, 2015           $1,000.00             $285.93            $1,285.93
June 15, 2016               $1,000.00             $315.66            $1,315.66
December 15, 2016           $1,000.00             $346.09            $1,346.09
June 15, 2017               $1,000.00             $377.22            $1,377.22
December 15, 2017           $1,000.00             $409.06            $1,409.06
June 15, 2018               $1,000.00             $441.65            $1,441.65
December 15, 2018           $1,000.00             $474.99            $1,474.99
June 15, 2019               $1,000.00             $509.09            $1,509.09
December 15, 2019           $1,000.00             $543.99            $1,543.99
June 15, 2020               $1,000.00             $579.70            $1,579.70
December 15, 2020           $1,000.00             $616.23            $1,616.23
June 15, 2021               $1,000.00             $653.60            $1,653.60
December 15, 2021           $1,000.00             $691.84            $1,691.84
June 15, 2022               $1,000.00             $730.97            $1,730.97
December 15, 2022           $1,000.00             $771.00            $1,771.00
June 15, 2023               $1,000.00             $811.95            $1,811.95


         If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed by lot, or in its discretion, on a pro rata basis or by any other method the Trustee shall deem fair and reasonable. If any Security is to be redeemed in part only, a new Security in Principal Amount at Issuance equal to the unredeemed portion of Principal Amount at Issuance will be issued. If a portion of a Holder's Securities is selected for partial redemption and such Holder converts a portion of its Securities, the converted portion will be deemed to be of the portion selected for redemption.

         In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant record date referred to on the face hereof. Securities (or portions thereof) whose redemption and payment is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

4. Repurchase by the Company at the Option of the Holder.

         Each Holder may require the Company to repurchase on June 15, 2010, June 15, 2013 and June 15, 2018, all or a portion of such Holder's Securities, at a repurchase price equal to 100% of the principal amount plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts) to but excluding the Optional Repurchase Date. Any Securities purchased on June 15, 2010 will be paid for in cash. Securities purchased on June 15, 2013 and June 15, 2018 may be purchased in cash, shares of Common Stock or a combination of cash and shares of Common Stock at the Company's option, provided, however that any accrued and unpaid interest (including Contingent Interest and Additional Amounts) will be paid in cash.

         In addition, upon the occurrence of a Fundamental Change, each Holder may require the Company to repurchase for cash all or a portion of such Holder's Securities, at a purchase price in cash equal to the Accreted Principal Amount on the date of repurchase plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts), if any, to, but excluding, the date of repurchase. Securities submitted for repurchase must have a Principal Amount at Issuance equal to $1,000 or multiples of $1,000.

         Holders have the right to withdraw any Optional Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

5. Conversion.

         Under the circumstances provided for in, and subject to compliance with the provisions of, the Indenture, a Holder of a Security may, at such Holder's option, convert such Security (or any portion thereof equal to $1,000 Principal Amount at Issuance or multiples of $1,000 in excess thereof) into shares of Common Stock at the Conversion Rate in effect at the time of conversion; provided, however, that if the Security is called for redemption pursuant to Article Eleven of the Indenture or is submitted or presented for repurchase pursuant to Articles Fourteen or Fifteen of the Indenture, the conversion right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date, Optional Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or repurchase (unless the Company shall default in paying the redemption payment, Optional Repurchase Price or Fundamental Change Repurchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be).

         The Company will notify Holders of any event triggering the right to convert the Security as specified above in accordance with the Indenture.

         A Security in respect of which a Holder has delivered an Optional Repurchase Notice or a Fundamental Change Repurchase Notice exercising the option of such Holder to require the

Company to repurchase such Security may be converted only if such notice is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is fifty (50) shares of Common Stock per $1,000 Principal Amount at Issuance (with no effect given to any accretion on such amount from and after June 15, 2010), subject to adjustment under certain circumstances. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The Conversion Agent may assume that any Holder that delivers a conversion notice is entitled to convert this Security without independent verification.

         A Holder may convert a portion of the Securities of this series only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of Securities of this series, that portion of accrued and unpaid interest, including Contingent Interest and Additional Amounts on such Securities attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Original Issue Date) through the Conversion Date and Tax Original Issue Discount accrued through the Conversion Date with respect to such converted Securities shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for such Securities being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest (including Contingent Interest and Additional Amounts) and Tax Original Issue Discount accrued through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), shall be treated as issued in exchange for the Principal Amount at Issuance of such Securities being converted pursuant to the provisions hereof.

6. Calculations.

         The Company will be responsible for making all calculations called for under this Security. These calculations include, but are not limited to, determinations of accrued interest, including Contingent Interest and Additional Amounts, the Redemption Price, the Conversion Price, the Optional Repurchase Price, the Fundamental Change Repurchase Price, the Sale Price of the Company's Common Stock and other calculations related to a Holder's conversion rights. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on any Holder of this Security. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations with independent verification. The Trustee may forward the Company's calculations to any Holder of this Security upon request.

7. Events of Default.

         If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

8. Transfer; Exchange; Registration.

         If this Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 of the Principal Amount at Issuance and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate Principal Amount at Issuance of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         If this Security is a Global Security, except as described below, it is not exchangeable for a Security or Securities in certificated form. The Securities will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the Securities, (ii) the Company so determines or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security and such Event of Default or event continues for a period of 90 days. Upon any such issuance, the Trustee is required to register such certificated Security in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

         At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Security, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder or to a prospective purchaser of such Security who such Holder informs the Company is reasonably believed to be a QIB, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

9. Amendment.

         The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage of the Principal Amount at Issuance of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of the Principal Amount at Issuance of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

10. No Impairment of Obligations.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor upon the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

11. Governing Law.

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

12. Defined Terms.

         All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Security purchased by the Company pursuant to Article Fourteen (Fundamental Change Notice) or Article Fifteen (Optional Repurchase Notice), as applicable, of the Indenture, check the Box: Article Fourteen [ ] Article Fifteen [ ].

         If you wish to have a portion of this Security purchased by the Company pursuant to Article Fourteen or Article Fifteen, as applicable, of the Indenture, state the amount (in Principal Amount at Issuance): $_______________.

         If certificated, the certificate numbers of the Securities to be delivered for repurchase are ________________.

Date:  ___________________ Your Signature:  _____________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:  __________________________________

Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: [ ]

To convert only part of this Security, state the Principal Amount at Issuance to be converted (which must be $1,000 or an integral multiple of $1,000): _________

If you want the stock certificate made out in another person's name, fill in the form below:
_______________________________________________________________________
(insert other person's name)

_______________________________________________________________________
(insert other person's social security or tax identification number)

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________
(insert other person's address and zip code)

Date: ______________________

Signature: ___________________